===============================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: August 30, 2005


                               Simtek Corporation
               (Exact Name of Registrant as Specified in Charter)


          Colorado                      0-19027                   84-1057605
(State or other jurisdiction          (Commission                (IRS Employer
     of incorporation)               File Number)              Identification #)

              4250 Buckingham Dr. #100, Colorado Springs, CO 80907
                     (Address of Principal Executive Office)

                                 (719) 531-9444
              (Registrant's telephone number, including area code)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))








================================================================================

Item 1.01  Entry into a Material Definitive Agreement.

     On August 30, 2005, Simtek Corporation ("Simtek"), along with Simtek's wholly-owned subsidiary, Q-DOT, Inc. ("Q-DOT"), entered into an Asset Purchase Agreement with Hittite Microwave Corporation ("Hittite") and a wholly-owned subsidiary of Hittite, HMC Acquisition Corporation ("HMC Acquisition"), whereby substantially all of the assets of Q-DOT were sold to HMC Acquisition in exchange for a cash payment of approximately $2.2 million. In addition, Hittite assumed certain future obligations of Q-DOT, including obligations related to Q-DOT's real estate lease and certain software license agreements. Incident to the Asset Purchase Agreement, the parties also entered an Escrow Agreement, whereby $200,000 of the purchase price was placed in escrow for one year to secure certain indemnification obligations of Simtek and Q-DOT. In addition, the parties entered into a Confidentiality, Non-Disclosure and Restrictive Covenant Agreement, whereby, among other things, Simtek and Q-DOT agreed not to compete against Hittite and HMC Acquisition for a period of four years with respect to certain businesses relating to Q-DOT's operations. A copy of the press release announcing the sale is included herewith and attached as Exhibit 99.1. A copy of the Asset Purchase Agreement, the Escrow Agreement and the Confidentiality, Non-Disclosure and Restrictive Covenant Agreement are included herewith and attached as Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4, respectively.

     The description of the sale described in this report does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement. The Asset Purchase Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Simtek or Q-DOT. The Asset Purchase Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Asset Purchase Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Asset Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures.


Item 2.01  Completion of Acquisition or Disposition of Assets.

     The responses in Item 1.01 above are incorporated herein by reference.


Item 9.01  Financial Statements and Exhibits.

         (c) Exhibits.

             Exhibit Number    Description
             --------------    -----------

                 99.1 Press release of Simtek, dated August 30, 2005, titled "Simtek Announces the Sale of Q-Dot".

                 99.2 Asset Purchase Agreement, dated August 30, 2005, by and among Simtek, Q-DOT, Hittite and HMC Acquisition.

                 99.3 Escrow Agreement, dated August 30, 2005, by and among Simtek, Q-DOT, Hittite, HMC Acquisition and U.S. Bank, National Association.

                 99.4 Confidentiality, Non-Disclosure and Restrictive Covenant Agreement, dated August 30, 2005, by and among Simtek, Q-DOT, Hittite and HMC Acquisition.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SIMTEK CORPORATION


                                          By: /s/ Harold A. Blomquist
                                             -----------------------------------
                                             Harold A. Blomquist, President and
                                             Chief Executive Officer


September 6, 2005

                                  EXHIBIT INDEX


  Exhibit Number          Description
  --------------          -----------

      99.1 Press release of Simtek, dated August 30, 2005, titled "Simtek Announces the Sale of Q-Dot".

      99.2 Asset Purchase Agreement, dated August 30, 2005, by and among Simtek, Q-DOT, Hittite and HMC Acquisition.

      99.3 Escrow Agreement, dated August 30, 2005, by and among Simtek, Q-DOT, Hittite, HMC Acquisition and U.S. Bank, National Association.

      99.4 Confidentiality, Non-Disclosure and Restrictive Covenant Agreement, dated August 30, 2005, by and among Simtek, Q-DOT, Hittite and HMC Acquisition.